As filed with the Securities and Exchange Commission on February 3, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

U.S. ENERGY CORP.

(Exact name of registrant as specified in its charter)

Wyoming (State or other jurisdiction of incorporation or organization)	83-0205516 (I.R.S. Employer Identification Number)

4643 S. Ulster Street, Suite 970

Denver, CO

(303) 993-3200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Veltri

President and Chief Executive Officer

4643 S. Ulster Street, Suite 970

Denver, CO

(303) 993-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to: Kenneth S. Witt Kutak Rock LLP 1801 California Street, Suite 3000 Denver, Colorado 80202 Phone: (303) 297-2400 Facsimile: (303) 292-7799

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement, as determined by the selling stockholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:     ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.01 par value per share	1,000,000	$1.16	(1)	1,160,000	(1)	$134.45

(1)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(i) of the Securities Act of 1933, based on the average of the high and low prices reported for the shares of common stock as reported on the Nasdaq Capital Market on January 30, 2017.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2017

PROSPECTUS

1,000,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 1,000,000 shares of our common stock (the “Warrant Shares”) issuable upon the exercise of warrants (the “Warrants”) by the selling stockholders identified in this prospectus. This prospectus also relates to an indeterminate number of additional shares of common stock: (i) issued or then issuable upon any stock split, dividend, or other distribution, recapitalization or similar event with respect to the foregoing, and (ii) issued or then issuable as a result of the operation of the anti-dilution provisions of the Warrants. The selling stockholders are identified in the section titled “Selling Stockholders,” beginning on page 6 of this prospectus. We will not receive any proceeds from the sales of shares of our common stock by the selling stockholders. We will, however, receive $2.05 per share (subject to adjustment as provided therein) of proceeds from the exercise of the Warrants to purchase 1,000,000 shares of our common stock.

No underwriter or other person has been engaged to facilitate the sale of shares of our common stock in this offering. Each selling stockholder may be deemed an underwriter of the shares of our common stock that such selling stockholder is offering within the meaning of the Securities Act of 1933. We will bear all costs, expenses and fees in connection with the registration of these shares.

The selling stockholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling stockholders will receive all proceeds from the sale of the shares. We will receive proceeds from the exercise of the warrants, which proceeds will be used for working capital and other general corporate purposes. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “USEG.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page 2 of this prospectus and the documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 3, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a shelf registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell shares of our common stock as described in this prospectus in one or more offerings. Specific information about the offering may also be included in a prospectus supplement, which may update or change information included in the prospectus. We urge you to carefully read this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any person to provide you with additional or different information.

This prospectus and any prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus or any prospectus supplement, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or prospectus supplement or of any sale of our common stock.

Unless the context otherwise requires, all references to “U.S. Energy,” “we,” “us,” “our,” “company,” or “Company” in this prospectus refer to U.S. Energy Corp., a Wyoming corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements can be identified by words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “project,” “goal,” “strategy,” “future,” “likely,” “may,” “should,” “will” and variations of these words and similar references to future periods, although not all forward-looking statements contain these identifying words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, and changes in circumstances, including but not limited to risk factors incorporated by reference under “Item 1A. Risk Factors” to Part I of our Annual Report on Form 10-K as of and for the fiscal year ended December 31, 2015 and other factors described elsewhere in this prospectus or in our current and future filings with the Securities and Exchange Commission (the “SEC”). As a result, our actual results may differ materially from those expressed or forecasted in the forward-looking statements, and you should not rely on such forward-looking statements. You should carefully read this prospectus, together with the information incorporated by reference in this prospectus as described under the sections titled “Where You Can Find More Information” in each document, completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.

Any forward-looking statement made by us in this prospectus and the documents incorporated by reference into this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise. However, you should carefully review the risk factors set forth in other reports or documents we file from time to time with the SEC.

OUR COMPANY

U.S. Energy Corp. is a Wyoming corporation organized in 1966. We are an independent energy company focused on the acquisition and development of oil and gas producing properties in the continental United States. Our business activities are currently focused in South Texas and the Williston Basin in North Dakota. However, we do not intend to limit our focus to these geographic areas. We continue to focus on increasing production, reserves, revenues and cash flow from operations while managing our level of debt.

We have historically explored for and produced oil and gas through a non-operator business model. As a non-operator, we rely on our operating partners to propose, permit, drill, complete and produce oil and gas wells. Before a well is drilled, the operator provides all oil and gas interest owners in the designated well the opportunity to participate in the drilling and completion costs and revenues of the well on a pro-rata basis. Our operating partners also produce, transport, market and account for all oil and gas production. We are currently developing our capability to operate properties, most notably with the appointment of David Veltri as President and Chief Operating Officer in December 2014. Mr. Veltri, who became our Chief Executive Officer in September 2015, has over 30 years of oil and gas operating experience.

We believe that additional value can be generated if we have the ability to operate oil and gas properties because operatorship will allow us to control drilling and production timing, capital costs and future planning of operations. We plan to look for opportunities to operate our own wells in the near future through acquisition of new oil and gas properties and/or by consolidating ownership in and around the areas in which we currently participate. We believe the current price climate will make opportunities available for us to acquire and/or develop operated properties, and our objective is to eventually operate the properties which comprise over 50% of our production.

Corporate Information

U.S. Energy Corp. (collectively with its subsidiaries referred to as the “Company”) was incorporated in the State of Wyoming on January 26, 1966. The Company’s principal business activities are focused in the acquisition, exploration and development of oil and gas properties in the United States. Our oil and gas business is currently focused in South Texas and the Williston Basin in North Dakota. Our principal offices are located at 4643 S. Ulster Street, Suite 970, Denver, Colorado 80237. Our telephone number is (303) 993-3200. Our Internet address is www.usnrg.com. None of the information on our website forms a part of, or incorporated by reference into, this prospectus.

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RISK FACTORS

An investment in our company involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described below, as well as the risks described in or incorporated by reference in this prospectus, including the risks and uncertainties discussed under the section titled “Risk Factors” in our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q or current reports on Form 8-K, and all other documents incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the ”Exchange Act”).

Any of these risks could have a material adverse effect on our business, prospects, financial condition and results of operations. In any such case, the trading price of our securities could decline and you could lose all or part of your investment. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

Limitation on Liability and Indemnification of Officers and Directors

Our directors and officers are indemnified as provided by the Wyoming Business Corporation Act (“WBCA”) and our Bylaws.

Our Bylaws provide that we will indemnify our officers and directors, including the advancement of expenses, to the fullest extent permitted by and in the manner permissible under the WBCA, and that we may maintain insurance, at our expense, to protect against any expense, liability or loss on our behalf or on behalf of our officers, directors, employees or agents, whether or not we would have the power to indemnify such person against such expense, liability or loss under the WBCA.

The WBCA provides that a corporation shall indemnify any director or officer of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense of any proceeding to which he or she was a party because he or she was a director or officer of the corporation to the extent that such director or officer has been wholly successful on the merits or otherwise.

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The WBCA provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director or officer of the corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to the WBCA; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Wyoming Law

Some provisions of Wyoming law and our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may also delay, deter or prevent a change in control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock and also may limit the price that investors are willing to pay in the future for our common stock. These provisions may also have the effect of preventing changes in our management.

Our articles of incorporation and bylaws include anti-takeover provisions that:

•	authorize our board of directors, without further action by the stockholders, to issue shares of preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series and establish the rights and other terms of that series;
•	establish advance notice procedures for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting;
•	provide that our bylaws may be amended by our board of directors without stockholder approval;
•	allow our directors to establish the size of the board of directors by action of the board, subject to a minimum of three members; and
•	provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by a majority of directors then in office.

Business Combinations

Section 104 of the Wyoming Management Stability Act provides that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the person became an interested stockholder, unless:

•	prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

•	on or after the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds (2/3) of the outstanding voting stock which is not owned by the interested stockholder.

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Generally, a business combination includes a merger, consolidation, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Other Considerations

Energy One, LLC, a wholly-owned subsidiary of the Company, has a credit facility with Wells Fargo Bank, National Association (“Wells Fargo”), which provides for a maturity date of July 30, 2017. During 2015 and 2016, compliance was not maintained with certain financial ratio covenants in the credit agreement with Wells Fargo. In April 2016, Wells Fargo provided a waiver for non-compliance with the covenants in the credit agreement for the fiscal quarter ended December 31, 2015. In August 2016 Wells Fargo agreed to enter into a fourth amendment to the credit agreement that provides for, among other things, a limited waiver of the negative financial covenants for the fiscal quarters ended March 31, 2016 and June 30, 2016. The Company violated the financial ratio covenants for the fiscal quarter ended September 30, 2016, which constitutes an event of default under the credit agreement. Accordingly, Wells Fargo has the immediate right to demand acceleration of all outstanding borrowings and has the ability to foreclose upon the existing collateral. Wells Fargo has notified the Company that default rate interest is accruing on all outstanding balances under the credit facility. Management believes that Wells Fargo will not demand repayment until an alternative lender can be obtained. However, no assurance can be provided in this regard unless a waiver is obtained to cure the existing event of default. Additionally, management expects that further non-compliance with the financial ratio covenants is likely when results are reported for the fourth quarter of 2016. The ongoing availability of borrowings under this credit agreement through the maturity date of July 30, 2017, or the receipt of funding from alternative sources, is critical to the Company’s ability to survive until oil and gas prices recover. Additional information regarding the credit facility, amendments thereto, and the Company’s non-compliance with its terms are available in the Company’s Form 10-Q, for the quarterly period ending September 30, 2016, which was filed on November 21, 2016.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders but will receive proceeds from the exercise of the Warrants if the Warrants are exercised, which proceeds will be used for working capital and for other general corporate purposes, including funding potential future acquisitions.

From time to time, we engage in preliminary discussions and negotiations with various businesses in order to explore the possibility of an acquisition or investment. However, as of the date of this prospectus, we have not entered into any agreements or arrangements which would make an acquisition or investment probable under Rule 3-05(a) of Regulation S-X.

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SELLING STOCKHOLDERS

The following table provides information about the selling stockholders, listing how many shares of our common stock the selling stockholders own on the date of this prospectus, how many shares and how many may be issued upon the exercise of warrants covered by this prospectus, and the number and percentage of outstanding shares the selling stockholders will own after the offering, assuming all shares covered by this prospectus are sold. The information concerning beneficial ownership has been provided by the selling stockholders. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

This prospectus covers the offering for resale from time to time, in one or more offerings, of 1,000,000 shares of Company common stock issuable upon exercise of the Warrants. In addition, this prospectus covers an undetermined number of shares of Company common stock that may be offered from time hereunder by the selling stockholders (i) issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing and (ii) issued or then issuable as a result of the operation of the anti-dilution provisions of the Warrants. The Warrants were issued to the selling stockholders in private placement pursuant to a Securities Purchase Agreement dated December 16, 2016 (the “Purchase Agreement”). Under the Purchase Agreement, the selling stockholders, concurrently with the issuance of the Warrants, purchased 1,000,000 shares of the Company’s common stock, which were registered under the Company’s shelf registration on Form S-3. The gross proceeds to the Company from the sale of the common stock and Warrants under the Purchase Agreement totaled $1,500,000. The closing under the Purchase Agreement took place on December 20, 2016. Under the terms of the Purchase Agreement, we agreed to register the Warrant Shares underlying and issuable upon exercise of the Warrants, and this prospectus covers the securities subject to those registration rights.

We do not know when or in what amounts the selling stockholders may offer shares for sale, although the selling stockholders cannot exercise the Warrants before June 21, 2017. The selling stockholders may choose not to sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot accurately report the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the shares covered by this prospectus will be sold by the selling stockholders.

Except to the extent that the Warrant Shares registered herein cannot be acquired or sold by the selling stockholders prior to June 21, 2017, as disclosed above, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date hereof, a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act.

The number of shares outstanding, and the percentage of beneficial ownership, post-offering are based on 7,134,506 shares of our common stock issued and outstanding as of the conclusion of the offering, calculated on the basis of (i) 6,134,506 shares issued and outstanding as of December 20, 2016 prior to the offering and (ii) assumed exercise in full of the Warrants and sale by the selling stockholders of all Warrant Shares registered herein. For the purposes of the following table, the number of shares of common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the selling stockholders have sole or shared voting power or investment power and also any shares which each selling stockholder, respectively, has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights. No selling stockholder has had any position, office or any other material relationship with the Company or any of its predecessors or affiliates within the past three years.

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Name	Number of securities beneficially owned before offering(1)	Number of securities to be offered(2)	Number of securities owned after offering(3)	Percentage of securities beneficially owned after offering

Hudson Bay Master Fund Ltd.	1,000,000	500,000	500,000	7.01%
CVI Investments, Inc.	1,000,000	500,000	500,000	7.01%

(1)	In addition to shares of common stock as described in footnote (2), also includes shares of common stock identified to us by the selling stockholders as owned. Pre-offering beneficial ownership does not include the Warrant Shares because the Warrant Shares cannot, under the terms of the warrants, be acquired by the selling stockholders within 60 days.
(2)	The number of securities to be offered represents 1,000,000 shares of common stock issuable upon the exercise of the Warrants.
(3)	For purposes of this table, we have assumed that, after completion of the offering, all of the shares covered by this prospectus will be sold by the selling stockholders. The number of securities beneficially owned post-offering assumes the exercise of the Warrants and acquisition and sale of the Warrant Shares in compliance with the terms of the Warrants.

Each time a selling stockholder sells any securities offered by this prospectus, the selling stockholder is required to provide you with this prospectus and, to the extent required, a related prospectus supplement containing specific information about such selling stockholder and the terms of the securities being offered in the manner required by the Securities Act. Any prospectus supplement will, to the extent required, set forth the following information with respect to the selling stockholder:

•	the name of the selling stockholder;
•	the nature of any position, office or other material relationship that the selling stockholder has had within the last three years with us, our predecessors or any of our affiliates;
•	the amount of Company common stock owned by the selling stockholder prior to the offering;
•	the amount of Company common stock to be offered for the selling stockholder's account; and
•	the amount and (if one percent or more) the percentage of Company common stock to be beneficially owned by the selling stockholder after the completion of the offering.

No offer or sale may occur unless the registration statement that includes this prospectus has been declared effective by the SEC and remains effective at the time a selling stockholder offers or sells Company common stock. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

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DESCRIPTION OF CAPITAL STOCK

We are authorized to issue an unlimited number of shares of common stock, par value $0.01 per share, and 100,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Shares of common stock may be issued for such consideration and on such terms as determined by the board of directors, without stockholder approval. Holders are entitled to receive dividends when and as declared by the board of directors out of funds legally available therefor. We may declare dividends in the future but we expect to retain most or all of our earnings and cash to fund investments and business development. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, except that cumulative voting in the election of directors is permitted. Directors are elected by a plurality of the votes cast.

Shares of our common stock are listed for trading on The Nasdaq Capital Market under the trading symbol “USEG.”

Preferred Stock

We currently have 50,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the company outstanding pursuant to that Series A Convertible Preferred Stock Purchase Agreement between the Company and Freeport-McMoRan Inc., dated February 11, 2016. Our articles of incorporation authorize our board of directors to establish one or more series of preferred stock. Prior to the issuance of shares of each series, the board of directors is required to adopt resolutions providing for the issuance of such preferred stock. Each series of preferred stock is to be appropriately designated prior to the issue of any shares thereof by some distinguishable letter, number or title. All shares of preferred stock shall be of equal rank and have the same powers, preferences and rights, and shall be subject to the same qualifications, limitation and restrictions, without distinction between the shares of different series thereof, except in regard to the following particulars, which may be different in different series:

•	The rate of dividends;
•	The price at the terms and conditions on which shares may be redeemed and any restrictions regarding such redemption;
•	The amount payable upon shares in the event of voluntary or involuntary liquidation;
•	Sinking fund provisions for the redemption or purchaser of shares;
•	The terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion; and
•	Voting rights, preemptive rights, and/or restrictions on alienability, if any.

The board of directors may, from time to time, increase the number of shares of any series of preferred stock already created by providing that any unissued shares of preferred stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of any preferred stock already created providing that any unissued shares previously assigned to such series shall no longer constitute a part thereof. The board of directors is empowered to classify or reclassify any unissued preferred stock by fixing or altering the terms thereof in respect to the above-mentioned particulars and by assigning the same to an existing or newly-created series from time to time before the issuance of such stock.

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Warrants

On December 20, 2016, we closed the Purchase Agreement for the sale of 1,000,000 shares of our common stock and the Warrants, which are exercisable for 1,000,000 shares of common stock of the Company.

Each Warrant entitles the holder to purchase one share of Company Common Stock at an exercise price of $2.05 per share, subject to customary anti-dilution adjustments for stock dividends, stock splits, reclassifications and the like, as well as price adjustments if the Company sells its common stock, or common stock equivalents, at a price per share less than the then effective exercise price of the Warrants, with certain exceptions. The Warrants are exercisable for cash, unless the Company fails to register the Warrant Shares for resale within 6 months after the December 20, 2016 closing date. The Warrants are not exercisable until June 21, 2017

The Warrants are subject to a provision prohibiting the exercise of such Warrants to the extent that, after giving effect to such exercise, the holder (together with the holder's affiliates, and any other persons acting as a group together with the holder or any of the holder's affiliates), would beneficially own in excess of 4.99% of the outstanding Common Stock of the Company, which limitation may be increased to 9.99% by the holder upon notice to the Company.

PLAN OF DISTRIBUTION

The selling stockholders and any of the selling stockholders’ pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for a purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earliest of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect; or (iii) the five-year anniversary of the issuance of the Warrants. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Kutak Rock LLP, Denver, Colorado.

EXPERTS

Our annual consolidated financial statements incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2015 have been audited by Hein & Associates LLP, independent registered public accounting firm, to the extent indicated in their report thereon. Such consolidated financial statements are incorporated by reference into this prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our Internet site can be found at http://usnrg.com/.

INFORMATION INCORPORATED BY REFERENCE

We are incorporating by reference into this prospectus certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC Rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed April 14, 2016, as amended by our Form 10-K/A, filed April 29, 2016;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016, filed November 21, 2016, as amended by our Form 10-Q/A, filed December 8, 2016;
•	Our Current Report on Form 8-K, filed on June 21, 2016, December 15, 2016 and December 22, 2016.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (except, in any such case, the portions furnished and not filed in accordance with SEC Rules), as well as any proxy statements.

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You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost by contacting:

U.S. Energy Corp.
Attention: Assistant Secretary
4643 South Ulster Street
Suite 970
Denver, Colorado 80237
(303) 993-3200

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions to be paid by us. All such expenses are estimates, other than the registration fee payable to the SEC, and will be borne by the Registrant.

SEC registration fees	$135
Printing expenses	$1,000	*
Accounting fees and expenses	$5,000	*
Legal fees and expenses	$15,000	*
Total	$21,135

* Estimated

Item 15. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Wyoming Business Corporation Act (“WBCA”) and our Bylaws.

Our Bylaws provide that we will indemnify our officers and directors, including the advancement of expenses, to the fullest extent permitted by and in the manner permissible under the WBCA, and that we may maintain insurance, at our expense, to protect against any expense, liability or loss on our behalf or on behalf of our officers, directors, employees or agents, whether or not we would have the power to indemnify such person against such expense, liability or loss under the WBCA.

The WBCA provides that a corporation shall indemnify any director or officer of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense of any proceeding to which he or she was a party because he or she was a director or officer of the corporation to the extent that such director or officer has been wholly successful on the merits or otherwise.

The WBCA provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director or officer of the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to the WBCA; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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Item 16. Exhibits and Financial Statement Schedules

See “Exhibit Index” attached hereto and incorporated herein by reference.

Item 17. Undertakings

(a)   The undersigned Registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on February 3, 2017.

U.S. Energy Corp.

/s/ David A. Veltri
David A. Veltri
Director, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David A. Veltri his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David A. Veltri	Director, President and Chief Executive Officer	February 3, 2017
David A. Veltri

/s/ Thomas R. Bandy	Director	February 3, 2017
Thomas R. Bandy

/s/ Stephen V. Conrad	Director	February 3, 2017
Stephen V. Conrad

/s/ Jerry Wayne Dannie	Director	February 3, 2017
Jerry Wayne Dannie

/s/ James B. Fraser	Director	February 3, 2017
James B. Fraser

/s/ Leo A. Heath	Director	February 3, 2017
Leo A. Heath

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Placement Agency Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on December 22, 2016)
3.1	Restated Articles of Incorporation (incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-3, 333-162607 filed October 20, 2009)
3.1	Articles of Amendment to Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the Company’s Form 8-K filed June 21, 2016)
3.2	Restated Bylaws, dated as of April 3, 2014 (incorporated by reference from Exhibit 3.2 to the Company’s Report on Form 8-K filed April 7, 2014)
4.1	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on December 22, 2016)
5.1	Opinion of Kutak Rock LLP
10.1	Wells Fargo Bank, National Association – Fourth Amendment to Credit Agreement (incorporated by reference from Exhibit 10.1 to the Company’s Form 8-K filed August 15, 2016)
10.2	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on December 22, 2016)
23.1	Consent of Kutak Rock LLP (included in Exhibit 5.1)
23.2	Consent of Independent Registered Accounting Firm (Hein & Associates LLP)
24.1	Power of Attorney (included on signature pages hereto)